UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

CALIFORNIA BANCORP

(Exact name of registrant as specified in its charter)

California	001-41684	84-3288397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12265 El Camino Real, Suite 210
San Diego, California	92310
(Address of principal executive offices)	(Zip Code)

(844) 265-7622

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	BCAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

California BanCorp (the “Company”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”) on May 27, 2026. At the Annual Meeting, the Company’s shareholders approved the California BanCorp 2026 Omnibus Equity Incentive Plan (the “2026 Omnibus Equity Incentive Plan”). The material terms of the 2026 Omnibus Equity Incentive Plan are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2026 (the “Proxy Statement”), which description is incorporated herein by reference.

The form of restricted stock unit agreement and form of stock option agreement for use with the 2026 Omnibus Equity Incentive Plan set forth the standard terms and conditions that apply to grants of these types of awards pursuant to the 2026 Omnibus Equity Incentive Plan, although awards may be granted under the 2026 Omnibus Equity Incentive Plan that deviate from these standard terms and conditions.

The foregoing descriptions of the 2026 Omnibus Equity Incentive Plan and the forms of award agreements thereunder are qualified in their entirety by reference to the full text of the 2026 Omnibus Equity Incentive Plan and the forms of award agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

As of the close of business on April 2, 2026, the record date for the Annual Meeting, there were a total of 32,152,298 shares of the Company’s common stock issued and outstanding. Present at the Annual Meeting, either in person or by proxy, were holders of 26,794,968 shares of the Company’s common stock, constituting a quorum of the Company’s outstanding shares. The voting results of the Annual Meeting are set forth below.

Proposal I—Election of ten directors:

The Company’s directors are elected based on the candidates receiving the highest number of votes of the shares entitled to vote in the election, up to the number of directors to be elected (ten (10)). Accordingly, the following ten (10) director nominees were elected, each for a term of one year and until their successors are elected and have qualified:

	For	Withheld	Broker Non-Votes
Andrew J. Armanino, Jr.	23,531,127	436,862	2,826,979
Stephen A. Cortese	23,470,524	497,465	2,826,979
Kevin J. Cullen	22,431,202	1,536,787	2,826,979
Frank D. Di Tomaso	23,447,519	520,470	2,826,979
Rochelle G. Klein	23,553,744	414,245	2,826,979
Dr. Lester Machado	23,471,094	496,895	2,826,979
Frank L. Muller	23,704,072	263,917	2,826,979
David I. Rainer	23,663,867	304,122	2,826,979
David Volk	23,510,270	457,719	2,826,979
Anne Williams	23,668,995	298,994	2,826,979

Proposal II—Ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026:

The vote required to approve this proposal was the affirmative vote of a majority of the shares represented and voting at the Annual Meeting, with affirmative votes constituting at least a majority of the required quorum. Accordingly, this proposal was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
26,793,325	440	1,203	0

Proposal III—Approval of the California BanCorp 2026 Omnibus Equity Incentive Plan:

The vote required to approve this proposal was the affirmative vote of a majority of the shares represented and voting at the Annual Meeting, with affirmative votes constituting at least a majority of the required quorum. Accordingly, this proposal was approved with the following vote:

For	Against	Abstain	Broker Non-Votes
19,902,405	4,043,390	22,194	2,826,979

Item 8.01	Other Events

On May 27, 2026, the Board of Directors of the Company approved the Company’s quarterly cash dividend of $0.10 per share on its common stock. This dividend will be payable on July 15, 2026, to holders of its common stock of record as of the close of business on June 23, 2026.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	California BanCorp 2026 Omnibus Equity Incentive Plan.
10.2	California BanCorp Form of Restricted Stock Unit Agreement for 2026 Omnibus Equity Incentive Plan.
10.3	California BanCorp Form of Stock Option Agreement for 2026 Omnibus Equity Incentive Plan.
99.1	Press Release dated May 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA BANCORP

Date: May 28, 2026	By:	/s/ David I. Rainer
David I. Rainer
Chairman and Chief Executive Officer